                                                                   Exhibit 23.3

              Consent of Ernst & Young LLP, Independent Auditors


   We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-4, No. 333-    ) and related Prospectus of Cytyc
Corporation for the registration of its common stock and to the incorporation by reference therein of our report dated August 3, 2001, with respect to the consolidated financial statements and schedule of Digene Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.

                                                       /s/ Ernst & Young LLP

McLean, Virginia
February 27, 2002

                                      1